EXHIBIT 16.1

GRANT THORNTON LLP	April 17, 2025
4140 ParkLake Ave., Suite 130
Raleigh, NC 27612

D +1 919 881 2700	U.S. Securities and Exchange Commission
F +1 919 881 2795	Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Veradigm Inc.
File No. 000-32085

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Veradigm Inc. dated April 14, 2025, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/S/ GRANT THORNTON LLP

GT.COM	Grant Thornton LLP is a U.S. member firm of Grant Thornton International Ltd (GTIL). GTIL and each of its member firms are separate legal entities and are not a worldwide partnership.